CERTIFICATE OF MERGER

                                       OF

                              LA QUINTA INNS, INC.
                             (a Texas corporation)

                                      INTO

                             MEDITRUST CORPORATION
                            (a Delaware corporation)

     The undersigned corporation DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger (the "Merger") are as follows:

                 Name                      State of Incorporation
                 ----                      ----------------------

      Meditrust Corporation                     Delaware

      La Quinta Inns, Inc.                      Texas

     SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 3, 1998, as amended, among La Quinta Inns, Inc., Meditrust Corporation and Meditrust Operating Company has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the Delaware General Corporation Law.

     THIRD: That the surviving corporation of the Merger will be Meditrust Corporation, a Delaware corporation.

     FOURTH: That the Restated Certificate of Incorporation of the surviving corporation shall be its certificate of incorporation.

     FIFTH: That the executed Merger Agreement is on file at an office of the surviving corporation, such office is located at 197 First Avenue, Suite 300, Needham, Massachusetts 02194.

     SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


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     SEVENTH: That the authorized capital stock of La Quinta Inns, Inc. consists of 200,000,000 shares of common stock, par value $.10 per share.

     EIGHTH: That this Certificate of Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.




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     IN WITNESS WHEREOF, Meditrust Corporation has caused this Certificate to be signed on its behalf by its duly authorized officer as of the 17th day of July, 1998.


                                        MEDITRUST CORPORATION



                                        By: /s/ Michael S. Benjamin
                                            --------------------------------
                                            Name:   Michael S. Benjamin
                                            Title:  Senior Vice President